                                                                      EXHIBIT 11


                       NEW ENGLAND BUSINESS SERVICE, INC.

                 STATEMENT RE COMPUTATION OF PER SHARE EARNINGS
                      (IN THOUSANDS EXCEPT PER SHARE DATA)
 FOR THE FISCAL YEARS ENDED JUNE 27, 1998, JUNE 28, 1997 AND JUNE 29, 1996

                                                       1998        1997        1996
                                                     --------    --------    --------
Shares
------
Basic Weighted Average Shares Outstanding         (a)  13,781     13,397      14,773

Plus incremental shares from assumed
 conversion of stock options                              325        128          38
                                                      -------    -------     -------
Diluted Weighted Average Number of Shares
 Outstanding                                      (b)  14,106     13,525      14,811
                                                      =======    =======     =======

Earnings per Statement of Consolidated Income     (c) $24,934    $18,649     $11,929
---------------------------------------------
Per Share Amounts
-----------------
Basic Earnings Per Share                      (c)/(a) $  1.81    $  1.39     $  0.81

Diluted Earnings Per Share                    (c)/(b)    1.77       1.38        0.81

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